EXHIBIT 99.1

LINN ENERGY AND LINNCO TO ACQUIRE BERRY PETROLEUM COMPANY

FOR $4.3 BILLION

First Ever Acquisition of a Public C-Corp by an Upstream LLC or MLP

HOUSTON and DENVER, Feb. 21, 2013 (GLOBE NEWSWIRE) – LINN Energy, LLC (Nasdaq: LINE), LinnCo, LLC (Nasdaq: LNCO) and Berry Petroleum Company (NYSE: BRY) today announced the signing of a definitive merger agreement pursuant to which LINN and LinnCo will acquire all of Berry’s outstanding shares for total consideration of $4.3 billion, including the assumption of debt. The transaction, which is structured as a stock-for-stock merger of Berry with LinnCo followed by the acquisition of the Berry assets by LINN, is expected to be tax-free to Berry shareholders.  This transaction represents the first ever acquisition of a public C-Corp by an upstream LLC or MLP.

Operational Highlights

▪     Berry’s long-life, low-decline, mature assets are an excellent fit for an MLP/LLC;

▪     Meaningful growth to LINN’s portfolio with increased geographic presence in California, the Permian Basin, East Texas, and the Rockies, as well as the addition of an attractive new core area in the Uinta Basin;

▪     Production of approximately 240 MMcfe/d, increasing LINN’s current production by 30 percent;

▪     Berry’s reserves are approximately 75 percent oil, which results in a meaningful increase in liquids exposure to 54 percent from 46 percent of proved reserves, pro forma as of December 31, 2012;

▪     Proved reserves of approximately 1.65 Tcfe, increasing LINN’s estimated proved reserves by 34 percent;

▪     LINN has identified additional probable and possible reserves at Berry of approximately 3.8 Tcfe;

▪     Approximately 3,200 producing wells and more than 200,000 net acres; and

▪     Potential for production optimization and cost savings.

Financial Highlights

▪     The transaction is expected to be highly accretive to distributable cash flow per unit.  In the first full year following closing, accretion is expected to be in excess of $0.40 per unit.

▪     LINN plans to recommend to its board of directors an increase in the current quarterly distribution of 6.2 percent.  LINN’s current quarterly distribution of $0.725 per unit, or $2.90 per year, would increase to $0.77 per unit, or $3.08 per year.  The recommended increase is anticipated to take effect in the quarter immediately following the closing of the transaction, which is estimated to occur on or before June 30, 2013.

▪     LinnCo’s current estimated annual dividend of $2.84 per share includes a reduction of $0.06 per share for taxes, which LinnCo now estimates to be zero for 2013.  Therefore, management estimates that the LinnCo dividend per share for the quarter ended March 31, 2013 will increase 2 percent from $0.71 to $0.725 per quarter, or $2.90 per share on an annual basis.

▪     LinnCo’s management intends to recommend to its board an increase in LinnCo’s dividend by 8.5 percent following the closing of the transaction to $3.08 per share on an annualized basis, which includes the $0.18 per share increase in LINN distributions.

▪     Due to the significant accretion expected from this transaction, LINN’s coverage ratio for the second half of 2013, assuming the transaction closes on or before June 30, 2013, is expected to be approximately 1.20x including the anticipated distribution and dividend increases.

▪     All stock consideration and greatly increased size are expected to result in significantly improved debt metrics.

▪     As part of the transaction, Berry will be converted into a limited liability company and then it will be contributed to LINN in exchange for LINN units.  This arrangement allows LINN to own Berry’s assets in a pass-through entity without any immediate payment of tax.

“This transaction creates tremendous value for LINN Energy, LinnCo and Berry equityholders.  We are pleased to have been able to achieve such a mutually beneficial outcome,” said Mark E. Ellis, Chairman, President and Chief Executive Officer, LINN Energy. “Berry’s assets are an excellent fit for LINN, and we believe this transaction generates significant accretion to our distributable cash flow per unit.”

“We have great respect for what the Berry management team has accomplished and consider the Berry employees to be an important part of this transaction,” added Ellis.  “We welcome them to LINN and believe that together, we will be positioned for great success in the future.”

Robert Heinemann, President and Chief Executive Officer, Berry Petroleum Company, said, “Today’s merger announcement with LINN Energy marks the beginning of a new, important chapter in our company’s history.  Berry and LINN have demonstrated the ability to prudently grow their businesses while delivering value and returns to their respective shareholders and unitholders.  Berry’s portfolio fits well with LINN’s structure and asset base, and the combination of the two companies will create one of the largest independent E&P companies in North America.  This transaction consideration delivers substantial value to Berry shareholders with the opportunity to participate in the upside potential of the combined, growing company.”

Transaction Terms & Structure

Under the terms of the agreement, which was unanimously approved by the boards of directors of LINN Energy, LinnCo and Berry, LinnCo has agreed to issue 1.25 common shares for each common share of Berry outstanding prior to the merger.  The consideration to be received by Berry shareholders is valued at $46.2375 per Berry share based on LinnCo’s closing price as of February 20, 2013.  This represents a premium of 19.8 percent to the Berry closing price on February 20, 2013, and a premium of 23.1 percent to its one month average price at that date.

The acquisition, which is expected to be tax-free to Berry’s shareholders, is structured as a stock-for-stock merger.  In connection with the merger Berry will be converted into an LLC.  Upon completion of the merger, LinnCo will contribute the Berry assets to LINN in exchange for LINN units.

In connection with approval of the contribution from LinnCo to LINN Energy, the boards of directors of each company formed a conflicts committee to evaluate any potential conflicts that may arise between LINN and LinnCo. To ensure the independence of each of the conflicts committees, two directors resigned from the LinnCo board of directors to serve on the LINN conflicts committee and two directors resigned from the LINN board of directors to serve on LinnCo’s conflicts committee.  In addition, in connection with the transaction, one representative of the board of directors of Berry will be appointed to the board of either LINN or LinnCo.

The transaction is subject to the approval of the shareholders of Berry and LinnCo and the unitholders of LINN Energy, as well as customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  The transaction is expected to close by June 30, 2013.  The combined company will be headquartered in Houston, Texas.

2013 Estimated Cash Distributions (Subject to Board Approval)

LINN ENERGY
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Quarterly	$0.725	$0.725	$0.77	$0.77
Annualized	$2.90	$2.90	$3.08	$3.08

LINNCO
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Quarterly	$0.725	$0.725	$0.77	$0.77
Annualized	$2.90	$2.90	$3.08	$3.08

LinnCo Estimated Taxes

In order to avoid immediate tax on LINN’s acquisition of the Berry assets, LinnCo incurred a deferred tax liability.  Because of the incremental costs for LinnCo resulting from this deferred tax liability, LINN has agreed to pay LinnCo $6 million per year for three years (2013, 2014 and 2015) or roughly $0.06 per LinnCo share.  Due to the significant estimated shield provided by LINN to LinnCo, LinnCo’s cash tax liability is estimated to be zero for the last two quarters of 2013.  In future periods, assuming current estimates for taxable income and capital spending, management estimates that LinnCo’s tax liability will be in the range of 2 percent – 5 percent of dividends paid, which is the same as the estimates provided in the prospectus for the LinnCo IPO.  Therefore, this transaction is not estimated to give rise to any additional tax liability for LinnCo over and above the guidance that was previously provided.  LINN’s management and board have also agreed to evaluate the need for any additional payments from LINN Energy to LinnCo should taxes be higher than expected.

Senior Notes

LINN expects that the completion of this transaction will trigger change of control provisions in the indentures governing Berry’s existing senior notes.  These change of control provisions entitle holders of the notes to receive 101 percent of par for the notes plus accrued and unpaid interest from a change of control offer related to each series of notes.  LINN expects any of Berry’s notes not tendered pursuant to the change of control offers to remain outstanding following the transaction, subject to any opportunistic refinancing of such notes it may pursue in the future based on market conditions.

Advisors

Citigroup Global Market Inc. acted as exclusive financial advisor to LinnCo, and provided a fairness opinion to the LinnCo board of directors; Latham & Watkins LLP acted as legal advisor to LINN Energy and LinnCo.  Greenhill & Co., LLC provided a fairness opinion to the conflicts committee of the LINN Energy board of directors; Akin Gump Strauss Hauer & Feld LLP acted as legal advisor to the conflicts committee of the LINN Energy board of directors.  Evercore Partners provided a fairness opinion to the conflicts committee of the LinnCo board of directors; Locke Lord LLP acted as legal advisor to the conflicts committee of the LinnCo board of directors.  Credit Suisse Securities (USA) LLC acted as exclusive financial advisor to Berry Petroleum Company and provided a fairness opinion to the Berry Petroleum Company board of directors.  Wachtell, Lipton, Rosen & Katz acted as legal advisor to Berry Petroleum Company.

Conference Call and Webcast

LINN will host a conference call on Thursday, February 21, 2013, at 10 a.m. Central (11 a.m. Eastern) to discuss LINN Energy’s fourth quarter and full-year 2012 results, outlook for 2013, and the transaction. Prepared remarks by Chairman, President and Chief Executive Officer Mark E. Ellis and Executive Vice President and Chief Financial Officer Kolja Rockov, will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing (877) 224-9081, or (720) 545-0032 for international calls using Conference ID: 39327971.  Interested parties may also listen over the Internet at www.linnenergy.com.

A replay of the call will be available on the company’s website or by phone until 4:00 p.m. Central (5 p.m. Eastern), February 28, 2013.  The number for the replay is (855) 859-2056, or (404) 537-3406 for international calls using Conference ID: 39327971.

ABOUT LINN ENERGY

LINN Energy’s mission is to acquire, develop and maximize cash flow from a growing portfolio of long-life oil and natural gas assets. LINN Energy is a top-15 U.S. independent oil and natural gas development company, with approximately 4.8 Tcfe of proved reserves in producing U.S. basins as of December 31, 2012. More information about LINN Energy is available at www.linnenergy.com.

The LINN Energy logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6573

ABOUT LINNCO

LinnCo was created to enhance LINN Energy’s ability to raise additional equity capital to execute on its acquisition and growth strategy.  LinnCo is a Delaware limited liability company that has elected to be taxed as a corporation for United States federal income tax purposes, and accordingly its shareholders will receive a Form 1099 in respect of any dividends paid by LinnCo.  More information about LinnCo is available at www.linnco.com.

ABOUT BERRY PETROLEUM COMPANY

Berry Petroleum Company is a publicly traded independent oil and natural gas production and exploitation company with operations in California, Texas, Utah, and Colorado. The company uses its website as a channel of distribution of material company information. Financial and other material information regarding the company is routinely posted on and accessible at http://www.bry.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transactions, LinnCo intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of LinnCo, LINN and Berry that also constitutes a prospectus of LinnCo.  Each of Berry, LINN and LinnCo also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Berry, LINN and LinnCo with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting LINN’s and LinnCo’s Investor Relations department at (281) 840-4193 or via e-mail at ir@linnenergy.com or by contracting Berry’s Investor Relations department at (866) 472-8279 or via email at ir@bry.com.

PARTICIPANTS IN THE SOLICITATION

Berry, LINN and LinnCo and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about LINN’s directors and executive officers is available in LINN’s proxy statement dated March 12, 2012, for its 2012 Annual Meeting of Unitholders.  Information about LinnCo’s directors and executive officers is available in LinnCo’s Registration Statement on Form S-1 dated June 25, 2012, as amended, with respect to its initial public offering of common shares. Information about Berry’s directors and executive officers is available in Berry’s proxy statement dated April 6, 2012, for its 2012 Annual Meeting of Stockholders.  Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint statement, LinnCo proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Berry, LINN or LinnCo using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of LINN, LinnCo, Berry or of the combined company. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of LINN to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the Securities and Exchange Commission (the “SEC”) by Berry, LINN and LinnCo from time to time, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements including in this press release are made only as of the date hereof. None of Berry, LINN nor LinnCo undertakes any obligation to update the forward-looking statements included in this press release to reflect subsequent events or circumstances.

CONTACT:

LINN Energy, LLC and LinnCo, LLC

Investors & Media:

Clay Jeansonne, Vice President, Investor and Public Relations

281-840-4193

Brook Wootton, Director, Investor and Public Relations

281-840-4099

Berry Petroleum Company

Investors & Media:

Zach Dailey, Manager, Investor Relations

303-999-4071